EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form SB-2 of our report dated February 22, 2002, except for the subsequent event described in note 11, which is at March 7, 2002, relating to the financial statements of Idaho Consolidated Metals Corp., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, B.C., Canada
October 30, 2002